Exhibit 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of AmeriServ Financial 401(k) Profit Sharing Plan
Johnstown, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 033-55845, 033-55207, and 033-55211 on Forms S-8 of Ameriserv Financial Inc. of our report dated April 29, 2005 relating to the financial statements and supplemental schedules of the AmeriServ Financial 401(k) Profit Sharing Plan as of and for the year ended December 31, 2004 appearing in this annual report on Form 11-K.

/s/ S. R. Snodgrass, A.C.
Wexford, Pennsylvania
June 30, 2005